QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Extra Space Storage Inc. for the registration of 1,500,293 shares of its common stock and to the incorporation by reference therein of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule for 2005 of Extra Space Storage Inc., Extra Space Storage Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Extra Space Storage Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Salt Lake City, Utah
April 17, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm